* IMPORTANT NOTE:  CERTAIN  MATERIAL,  INDICATED BY AN ASTERISK ("*"),  HAS BEEN
OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                       Amended and Restated IRU Agreement

                                     Between

                   Enron Broadband Services, Inc., as Grantor

                                       And

                       Pathnet Operating, Inc., as Grantee

                       Effective As Of January 18, 2001

                                       ii

                                        i
                                TABLE OF CONTENTS

ARTICLE I.                 CONSTRUCTION

ARTICLE II.                CONFIRMATION OF IRU AND PAYMENT; OTHER PROVISIONS

ARTICLE III.               CONNECTION TO THE SYSTEM AND COLLOCATION

ARTICLE IV.                RESULTS OF TESTING OF IRU FIBERS

ARTICLE V.                 SYSTEM DOCUMENTATION

ARTICLE VI.                TERM AND TERMINATION

ARTICLE VII.      OPERATION, MAINTENANCE AND REPAIR OF THE SYSTEM

ARTICLE VIII.     PERMITS AND REQUIRED RIGHTS

ARTICLE IX.                RELOCATION

ARTICLE X.                 USE OF THE SYSTEM

ARTICLE XI.                INDEMNIFICATION

ARTICLE XII.      INSURANCE

ARTICLE XIII.     TAXES AND FRANCHISE; LICENSE AND PERMIT FEES

ARTICLE XIV.      SYSTEM WARRANTIES

ARTICLE XV.       NOTICE

ARTICLE XVI.      CONFIDENTIALITY

ARTICLE XVII.     DEFAULT; LIMITATION OF LIABILITY

ARTICLE XVIII.    FORCE MAJEURE

ARTICLE XIX.      ARBITRATION

ARTICLE XX.       WAIVER

ARTICLE XXI.      GOVERNING LAW

ARTICLE XXII.     RULES OF CONSTRUCTION

ARTICLE XXIII.    ASSIGNMENT

ARTICLE XXIV.     REPRESENTATIONS AND WARRANTIES

ARTICLE XXV.      ENTIRE AGREEMENT; AMENDMENT

ARTICLE XXVI.     RELATIONSHIP OF THE PARTIES

ARTICLE XXVII.    SEVERABILITY

ARTICLE XXVIII.   COUNTERPARTS

ARTICLE XXIX.     AUDIT RIGHTS

ARTICLE XXX.      CERTAIN DEFINITIONS

                                                       EXHIBITS

Exhibit A                    Cable Installation Specifications

Exhibit B                    Fiber Specifications

Exhibit C                    Fiber Splicing, Testing, and Acceptance Standards

Exhibit D                    As-Built Drawing Specifications

Exhibit E                     Maintenance/Operations Specifications

Exhibit F                  Collocation Agreement

Exhibit G                  Bill of Sale

Exhibit H                  Operation and Maintenance and Repair Agreement

                                                      ATTACHMENTS

Attachment 1                System Route  Map and IRU Fiber Assignment Numbers

                                                          27

                                                           1
                                          AMENDED AND RESTATED IRU AGREEMENT

THIS AMENDED AND RESTATED IRU AGREEMENT ("Agreement") is entered into as of January 18, 2001, but shall be effective on the date (the "Effective Date") on which the IRU Payment is made by Customer to Backbone Trust I pursuant to the Partial Assignment (as such terms are defined below), by and among Enron Broadband Services, Inc., an
Oregon corporation (hereinafter referred to as "EBS"), having its principal office at 1400 Smith Street, Houston,
Texas  77002, and Pathnet Operating, Inc., a Delaware corporation, having its principal office at 11720 Sunrise
Valley Drive, Reston VA 20191  (hereinafter referred to as "Customer").  (EBS and Customer may hereinafter be referred to individually as a "Party" and collectively as the "Parties".)  Certain capitalized terms used in this
Agreement are defined in Article XXX of this Agreement.

                                                      BACKGROUND

WHEREAS, EBS has constructed a fiber optic communication system which includes the route from Denver, Colorado to
Houston, Texas; and

WHEREAS, EBS, pursuant to an IRU Agreement, as amended (the "LJM2 IRU Agreement"), dated June 30, 2000, between EBS and LJM2-Backbone II, LLC ("LJM2"), EBS granted to LJM2 an IRU in certain strands of fiber in such system; and

WHEREAS, LJM2, pursuant to that certain Assignment of IRU Agreement dated December 21, 2000, between LJM2 and
Backbone Trust I ("Backbone"), LJM2 has assigned to Backbone all its right, title, and interest in and to all such strands of fiber in such system; and

WHEREAS, EBS and Backbone entered into that certain Amended and Restated IRU Agreement  ("Backbone IRU Agreement")
dated December 21, 2000; and

WHEREAS, through that certain Assignment and Assumption of IRU Agreement (the "Partial Assignment") between Backbone and Customer, Backbone has assigned to Customer all of Backbone's right, title, and interest in and to four (4) of such strands of fiber between the cities listed in Attachment 1 (such fibers being the "IRU Fibers," as defined below), and has assigned to Customer Backbone's associated rights under the Backbone IRU Agreement, subject to certain exclusions set forth in the Partial Assignment; and

WHEREAS, pursuant to the Partial Assignment, LJM2 and Backbone have no continuing right to the IRU Fibers, from and after the Effective Date hereof; and Customer holds an exclusive indefeasible right of use ("IRU") in such IRU
Fibers, and Customer and EBS are each obligated to perform to each other the duties of the IRU grantee and IRU grantor, respectively, with respect to the IRU Fibers; and

WHEREAS, EBS and Customer desire to amend and restate the Backbone IRU Agreement, as partially assigned to Customer, to include certain additional understandings requested by Customer and by EBS; and

WHEREAS, Customer and EBS desire that this Agreement amend and restate the Backbone IRU Agreement, as to the IRU
Fibers, such that EBS assumes all obligations of the grantor of the IRU Fibers except those excluded provisions as defined in the Partial Assignment; and

NOW, THEREFORE, in consideration of the mutual promises set forth below, the Parties hereby agree as follows:

ARTICLE I.                                                    CONSTRUCTION
                                                              ------------

1.1.              EBS, directly or through Affiliates, has installed the Cable as described in this Article I.
Specifically, EBS represents and warrants that it has:

1.1.1.   Installed the Cable according to the specifications set forth in Exhibit A, along the System Route.
                                                                          ---------

1.1.2.   Spliced and tested the installed Cable pursuant to the requirements set forth in Article IV of this
                  Agreement and in Exhibit C.
                                   ---------

1.1.3.   Complied with all applicable laws, rules and regulations (including environmental) and obtained all EBS
                  Required Rights (as hereinafter defined), including any and all necessary permits, franchises, easements, rights obtained through perfection of title, and rights-of-way needed to install the
                  Cable and to deliver the IRU Fibers.

1.2.     In the event that Customer has optronic equipment in space operated by EBS pursuant to Article III of this
Agreement, EBS shall allow Customer access, at no additional cost, to all environmental alarms relating to such space by means of an electrical contact point located in such space; provided, Customer shall pay all costs to connect to such alarms.  Customer shall be responsible for obtaining any facilities needed to connect these contact points to
EBS monitoring system.  In the event that Customer does not connect to the alarms, EBS shall, at Customer's request, establish procedures to allow Customer, at its expense, to share or receive alarm information.

1.3      EBS warrants and represents that:

1.3.1.   The System has been designed, engineered, installed and constructed to perform in accordance with the specifications set forth in the Exhibits A, B and C to this Agreement.
                                                  -------------------

1.3.2.   EBS has performed all necessary surveying and mapping for the System, including, without limitation:

                  a.       A complete locations survey of the System Route, in accordance with standard telecommunication engineering practices; and

                  b.       A complete locations survey of sites for regeneration stations and other facilities along the System Route  in accordance with standard telecommunications engineering practices.

1.3.3.   Subject to Article VIII of this Agreement, EBS has acquired all EBS Required Rights necessary for the continuous operation and maintenance of the System  and for the connection, in accordance with
                  Article III of this Agreement, of Customer's network to the System  to enable Customer to use the
                  IRU Fibers to provide communications services throughout the Initial Term of this Agreement.

1.3.4.   EBS owns clear, exclusive, legal title to the IRU Fibers and Associated Conduit, free and clear of all liens, security interests or other encumbrances, and has all necessary right and authority to perform its obligations pursuant to the Backbone IRU Agreement and this Agreement.

ARTICLE II.                                       CONFIRMATION OF IRU; CONSIDERATION;
                                                  ------------------------------------
                                            OTHER PROVISIONS
                                            ----------------

2.1.              Upon the terms, covenants and conditions contained in this Agreement and subject to the provisions on conveyance of title to the IRU Fibers and Associated Conduit as set forth in Section 6.2, below, EBS hereby confirms and recognizes the grant by Backbone to Customer of an exclusive IRU in and to the IRU Fibers, together with a non-exclusive right of use in the property needed or appropriate for the use of such IRU Fibers as dark fibers, including, but not limited to, the Associated Conduit, but excluding any electronic or optronic equipment.  EBS hereby assumes, and agrees that Customer may look to EBS to perform all of, the obligations of the grantor under the
Backbone IRU Agreement and this Agreement, except those excluded provisions as set forth in the Partial Assignment

2.2.              The consideration for the grant herein of the IRU in and to the IRU Fibers shall be (i) Customer's payment of the IRU Payment (as defined in the Partial Assignment) to Backbone pursuant to the provisions of the
Partial Assignment, and (ii) the Parties' respective obligations to each other hereunder.  Customer shall not owe any payment to EBS hereunder for the grant of the IRU.

2.3      It is understood and agreed that EBS must and does maintain legal title to the System  subject to the confirmation of the IRU in this Agreement, until such time as title to the IRU Fibers and Associated Conduit is conveyed to Customer in accordance with the provisions of Section 6.2, below.  Notwithstanding the foregoing, it is understood and agreed as between the Parties that the grant of the IRUs by Backbone to Customer shall be treated for accounting and federal and all applicable state and local tax purposes as the sale and purchase of the IRU Fibers and the Associated Conduit, and that on or after the exercise of its IRU, Customer shall be treated as the owner of the
IRU Fibers and the Associated Conduit for such purposes.  The Parties agree to file their respective income tax returns, property tax returns and other returns and reports for their respective Assessments on such basis and, except as otherwise required by law, not to take any positions inconsistent therewith.  Notwithstanding the foregoing, however, in the event that Customer's independent auditors advise Customer that Customer is not permitted to report this transaction as a purchase and sale, then Customer may report in accordance with its auditor's advice;
provided, that Customer shall provide prompt written notice to EBS of the reasons for such auditor's conclusions.
2.4      This Agreement amends and restates the Backbone IRU Agreement in its entirety, as it applies to the IRU
Fibers, and Customer shall have no further obligations or liabilities thereunder.  This Agreement does not amend or restate the Partial Assignment, which continues in full force and effect according to its terms.  Customer retains whatever rights it may have against LJM2 and/or Backbone pursuant to the Partial Assignment.

ARTICLE III.                                    CONNECTION TO THE SYSTEM AND COLLOCATION
                                                ----------------------------------------

3.1.              The IRU Fibers will be terminated at an EBS fiber optic patch panel in the same general space as described in Exhibit E hereto,  or reasonably close thereto.  Subject to the provisions herein, Customer shall be responsible for all costs to connect its facilities with the IRU Fibers.  Subject to Exhibit E, Customer may connect
                                                                                     ---------
its system or other fiber optic systems controlled by it with the IRU Fibers at Customer's sole cost, at a Connecting
Point at any optical amplifier, regenerator or junction site or other splice points agreed to by EBS, which agreement will not be unreasonably withheld or delayed; provided, however, any connection requiring a splice to be entered
                                              --------  -------
shall be performed by EBS at Customer's sole expense.  In order to schedule a connection through a splice point,
Customer shall coordinate the work at least thirty (30) days in advance of the date the connection is requested to be completed.  EBS shall use commercially reasonable efforts to accommodate the request.  Such work shall be restricted to the planned system work period set forth in Exhibit E to this Agreement unless otherwise agreed to in writing.
                                               ---------
Notwithstanding the above, EBS may prohibit Customer from making a connection at any Connecting Point if EBS can demonstrate to Customer reasonable satisfaction that use of a proposed Connecting Point would materially and adversely affect the System.

3.2.              Customer shall not employ equipment or technologies that will interfere with the use of any of the fibers in the System or damage the IRU Fibers or any other fibers in the System.

3.3.              As more particularly indicated on Exhibit A, EBS will provide spacing of not more than fifty (50)
miles between Transmission Sites, except where geographic factors require different spacing. The Parties shall execute, contemporaneous with the execution of this Agreement, a Collocation Agreement substantially in the form of
Exhibit F, under which agreement EBS will provide collocate space to Customer at such sites as are set forth in such
---------
Collocation Agreement.  The collocate space will be 300 square feet at each regenerator station and 100 square feet at each optical amplifier site unless otherwise agreed in the Collocation Agreement.  EBS will provide such collocation space as provided in and pursuant to the terms and conditions of such Collocation Agreement.  In addition, EBS will accommodate Customer on a non-discriminatory basis at EBS point of presence locations as space is available, at EBS standard rates and in accordance with EBS' standard terms and conditions.  Upon conveyance of title to the IRU Fibers and Associated Conduit to Customer in accordance with the provisions of Section 6.2, below, EBS will continue to provide such collocate space and services to Customer so long as there remains in place a valid
Collocation Agreement substantially in the form of Exhibit F.
                                                   ---------

ARTICLE IV.                                         RESULTS OF TESTING OF IRU FIBERS
                                                    --------------------------------

         Acceptance and testing of the IRU Fibers is addressed in the Partial Assignment, and will have been completed prior to the Effective Date of this Agreement.

ARTICLE V.                                                SYSTEM DOCUMENTATION
                                                          --------------------

5.1.              As soon as available, but in no event later than sixty (60) days after the Effective Date, EBS shall provide Customer with documentation ("Deliverables") that shall consist of the following:

5.1.1.   As-built drawings for the System  complying with the specifications for as-built drawings set forth in
                  Exhibit D; and
                  ---------

5.1.2.   Technical specifications of the Cable and associated splices and other equipment placed in the System  as set forth on Exhibits A, B and C, as well as specifications with respect to optical amplifier and
                               -------------------
                  regeneration sites, if applicable.

ARTICLE VI.                                               TERM AND TERMINATION
                                                          --------------------

6.1.              This Agreement shall have a term (the "Term") that begins on the Effective Date and shall remain effective until the end of the Initial Term (as defined in the next sentence), or, if applicable, the end of the last renewal of the Initial Term.  The initial term ("Initial Term") of the grant of the IRU in and to the IRU Fibers shall begin on the Effective Date and shall end on June 30, 2020.  Subject to the conditions and limitations set forth below, and subject to the extension of the EBS Required Rights, Customer may, by written notice, extend the IRU grant and this Agreement for an additional ten (10) year period or such shorter period as required by the EBS
Required Rights, and, if it has so elected to so extend, it may, by written notice, extend the IRU grant and this
Agreement for a second ten (10) year period or such shorter period as required by the EBS Required Rights.  Customer shall provide such written notice at least one (1) year in advance of the date the Initial Term or the extension thereof would expire absent such notice.  Within thirty (30) days after the date on which EBS has received Customer's written notice electing to extend the term of this IRU and requesting a report on the remaining term of the EBS
Required Rights, EBS will advise Customer of the remaining term of all applicable EBS Required Rights.  If such EBS
Required Rights do not extend for the entire length of the extended term, Customer shall have the right to (i) extend this Agreement for the entire renewal term or for a term shorter than the renewal term (but in either of such events
Customer, prior to such renewal term, shall obtain renewals of such EBS Required Rights, in Customer's name, at
Customer's sole cost, or, at EBS' option, in Customer's and EBS' names, in which latter case Customer and EBS shall share the costs, with EBS paying the costs attributable to all IRU holders in the same Cable who claim through EBS
(except Customer and its assignees) or (ii) withdraw its election to extend the term of this Agreement.  Subject only to the charges for the Basic Maintenance Services as provided in Article VII, any extension of this Agreement shall be on the same terms and conditions as contained in this Agreement and for no additional consideration.  Customer shall have the right (but not the obligation) to extend or obtain modification of any EBS Required Right, on
Customer's own behalf and at its sole cost, to the extent Customer deems appropriate in connection with any extension of the Term. Customer may not extend this Agreement if, at least six (6) months prior to the date of the proposed extension, EBS, based on its reasonable opinion, notifies Customer that it is not commercially practicable tocontinue operation or maintenance of the System beyond the Initial Term or beyond the first extension, as applicable.

         6.2      Subject to the extension rights described above, upon the expiration of the Term of this Agreement
EBS shall convey title to the IRU Fibers and Associated Conduit to Customer pursuant to a bill of sale substantially in the form of Exhibit G hereto.  Upon such conveyance the IRU in the IRU Fibers shall immediately terminate and all
               ---------
rights of Customer pursuant to this Agreement shall cease and, except as provided in Section 6.3, below, neither
Party shall owe the other any additional duties or consideration hereunder.  Unless EBS and Customer shall have entered into an Operation, Maintenance and Repair Agreement substantially in the form of Exhibit H, Customer shall,
                                                                                         ---------
within sixty (60) days after the end of the Term (unless the Parties agree to a longer period), remove all electronics and equipment from the System , including any EBS facilities, at Customer's sole cost, under EBS'
supervision.  In the event of failure of Customer to remove same within said period, EBS shall remove same at
Customer's sole expense, to be reimbursed by Customer within thirty (30) days of receipt of EBS' invoice therefor.  In order for the equipment or facilities of Customer to be or remain connected  to the System, Customer and EBS must have entered into an Operation Maintenance and Repair Agreement substantially in the form of Exhibit H.
                                                                                             ---------

6.3      Notwithstanding the foregoing, no termination of this Agreement shall affect the rights or obligations of any Party hereto with respect to (a) any payment hereunder for services rendered prior to the date of termination, or
(b) pursuant to Article XI, Article XII, Article XIII, Article XVI, Section 17.4 and Article XIX of this Agreement.

6.4      During any extension of this Agreement as provided in this Article VI, Customer shall pay EBS its proportionate share of any recurring fees charged pursuant to the EBS Required Rights.  Customer's proportionate share will be based upon the number of fibers in which it has an IRU and the total number of fibers in the System.
EBS will advise Customer of the amount of such fees, within one hundred and twenty (120) days after Customer's election to renew the Term of the Agreement, and within thirty (30) days thereafter Customer may elect to withdraw its renewal of the Term.

ARTICLE VII.                                 OPERATION, MAINTENANCE AND REPAIR OF THE SYSTEM
                                             -----------------------------------------------

7.1.              EBS shall maintain the System and the IRU Fibers at all times in good working order and in a safe condition, in conformity with the operations specifications set forth on Exhibit E and all applicable laws and
                                                                         ---------
regulations. During the Initial Term, EBS shall provide Basic Maintenance Services for the System , the IRU Fibers
and any common equipment on the System , all pursuant to the operations specifications set forth on Exhibit E.
                                                                                                    ---------
Customer will be billed for Basic Maintenance Services at a rate of $"*" per Actual Route Mile per year, prorated to accommodate any partial year during the term of this Agreement, and adjusted annually to reflect annual changes in the U.S. Producer Price Index (Bureau of Labor Standards "All Finished Goods" Series ID WPUSOP3000); provided that in
                                                                                                     --------
no event shall the rate be less than $"*" per Actual Route Mile per year.  Customer shall pay EBS' annual invoice for Basic Maintenance Services within thirty (30) days after receipt of invoice.  Late payments of such amounts shall accrue interest from the date due until paid at a rate equal to twelve percent (12%) per annum or, if lower, the highest percentage allowed by law.

7.2.              EBS, at Customer's sole expense and at EBS' then prevailing rates, shall repair damage to the
System or the IRU Fibers caused by Customer's negligence or willful misconduct or elective maintenance or repair requests.  EBS shall not perform nor be responsible for any maintenance or repair of any of Customer's equipment.

7.3.              EBS may subcontract for maintenance and restoration services hereunder including Basic Maintenance services.  All such subcontractors shall perform their work in accordance with the applicable specifications
contained in this Agreement and Exhibits C and E attached hereto, and then-prevailing industry standards.   No such
                                ----------------
subcontracting shall relieve EBS of its obligations hereunder.

7.4.              Upon notification from Customer of any Service Interruption, EBS shall promptly begin to mobilize crews and make its best effort to achieve necessary repairs or restoration, in accordance with the procedures set forth in Exhibit E.  For purposes hereof, "best efforts" means activities and performance consistent with prudent
         ---------
industry practice, and response times that do not jeopardize the health and safety of employees or agents of EBS or
Customer.

7.5.              EBS shall use a degree of care in performing repair and maintenance pursuant to this Agreement that equals or exceeds that which is normal and customary in the communications industry, and complies with the standards set forth in Exhibit E, attached hereto and incorporated herein.

7.6.              In the event Customer notifies EBS, or EBS otherwise becomes aware, of a need for repair to the
System, or of damage to the System that results from a specific accident or disaster, or deterioration of the IRU
Fibers in the System requiring replacement of IRU Fibers ("Damage or Deterioration"), EBS, at its cost, shall promptly repair such Damage or Deterioration using its best efforts as defined in Section 7.4 above.  However, if the
Damage or Deterioration is due to the negligence or willful misconduct of EBS or Customer, the party responsible for such Damage or Deterioration shall be responsible for the costs of repairing the System to the extent the Damage or
Deterioration was caused by  such party.  EBS and Customer shall reasonably cooperate with each other to collect any available insurance proceeds or other recoverable amounts and to resolve any disputes with insurance carriers regarding the availability of insurance proceeds to repair any Damage or Deterioration to the System.  To the extent any costs are recovered from a third party not having an interest in the fibers in the Cable, or, in the case of a third person's having an interest in the cable, costs in excess of such third person's proportionate share in the cable, Customer's share of such costs, if any, shall be reduced proportionately.

7.7.              To the extent that repair of Damage or Deterioration (not caused by the negligence or willful misconduct of EBS or Customer or another person with an interest in the System) exceeds Basic Maintenance Services,
EBS and Customer shall exert good-faith efforts to minimize the costs to repair such Damage or Deterioration, as follows:  (i) EBS shall attempt to recover such costs from any third persons who may be responsible therefor, and
(ii) in the event EBS is not completely successful in that effort, Customer may attempt to recover any such costs not recovered by EBS.  Customer shall pay EBS' invoice for Customer's Proportionate Share (as hereinafter defined) of the cost to repair the Damage or Deterioration, within thirty (30) days after receipt of the invoice.  The Parties shall adjust Customer's payment of such costs to EBS by the amount, if any, recovered by Customer.  Upon request by one
Party, the other Party shall promptly provide the necessary substantiating information that will allow the first
Party to verify the accuracy of the invoice.  For purposes hereof, all costs in excess of Basic Maintenance shall be allocated equally across all the conduits in the affected segment of the System, and then, with respect to a conduit, equally among the fibers (whether sold or unsold, dark or lit) in such conduit.  Customer's "Proportionate Share"
shall be the costs allocated to its individual fibers in such manner.

7.8.              In the event this Agreement is extended as provided in Article VI, EBS will continue to provide the
Basic Maintenance Services for each extension at EBS' then current rates.

ARTICLE VIII.                                          PERMITS AND REQUIRED RIGHTS
                                                       ---------------------------

8.1.     EBS has obtained all R of W Agreements as well as any other licenses, permits, franchises, easements, rights obtained to perfect easements or other property rights for telecommunications purposes, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), indefeasible rights of use, leases and other agreements necessary for (i) the installation and operation of the System  hereunder, and (ii) the grant of the IRU to LJM2, to Backbone, and to Customer, and (iii) the use and operation of the IRU Fibers by Customer (all of which interests are referred to as "EBS Required Rights").

8.2.     EBS shall cause all EBS Required Rights to remain effective through the Initial Term.

8.3.     EBS' obligation to maintain the EBS Required Rights as provided above shall cease upon the expiration of the
Initial Term.  After such cessation, Customer shall be responsible for obtaining any permits, easements, and other right of way-related documents relating to Customer's fibers and interest in the Associated Conduit.

8.4.     In the event that, during the Initial Term, EBS receives notice that it has not obtained a necessary EBS
Required Right, or that an EBS Required Right is or may be defective, EBS will promptly so notify Customer, in writing, and will promptly take such steps as it reasonably deems appropriate to confirm the integrity of the EBS
Required Right, acquire an additional EBS Required Right, or take such other action as may be appropriate to protect
Customer's rights to exercise its rights hereunder.  Notwithstanding the foregoing, if Customer becomes aware that a failure of defect in an EBS Required Right poses a threat to Customer's continued ability to execise its rights hereunder, including, without limitation, a threat of injunction threatening Customer's right to operate the System,
Customer shall immediately so notify EBS in writing and allow EBS a reasonable opportunity to confirm the integrity of the EBS Required Right; provided, that in the event EBS cannot or will not do so within a reasonable time given the circumstances, Customer, upon providing written notice thereof to EBS, may take such action that it deems appropriate to ensure its continuing right to exercise its rights hereunder, and EBS shall reimburse Customer on demand for all Customer's reasonable costs and expenses incurred in doing so.

ARTICLE IX.                                                    RELOCATION
                                                               ----------

If, following the Effective Date, EBS is required to relocate the Cable or any of the facilities used or required in providing Customer with the IRU, EBS shall give Customer sixty (60) days prior notice of any such relocation, if possible, and shall proceed with such relocation.  EBS shall have the right to direct such relocation, including, but not limited to, the right to determine the extent of, the timing of, and methods to be used for such relocation;
provided that any such relocation: (a) shall be constructed and tested in accordance with the specifications and
--------
requirements set forth in Exhibits A and C; (b) shall not result in a materially adverse change to the operations,
                          ----------------
performance, Connecting Points with the network of Customer, or end points of the System; and (c) shall not unreasonably interrupt service on the System.  If the relocation is required due to EBS' failure to maintain an EBS
Required Right, EBS shall pay the Relocation Costs.  In all other circumstances, where the Relocation Cost (excluding reimbursements) of EBS' relocation exceeds $"*" per occurrence and is beyond the reasonable control of EBS,
Customer shall reimburse EBS for Customer's Proportionate Share of the Relocation Costs (including, without
limitation, fiber acquisition, splicing and testing).   In the event that a third party that does not have an
interest in the fibers in the Cable reimburses EBS for all of or a portion of the cost to relocate the System, or a third person with an interest in the Cable reimburses EBS for more than its Proportionate Share of such Relocation
Costs, then reimbursement amount shall reduce on a dollar-for-dollar basis the aggregate amount of Relocation Costs deemed to have been spent by EBS under this Article IX.  EBS shall deliver to Customer updated as-built drawings consistent with the specifications set forth in Exhibit D with respect to any relocated portion of the System  no
                                                ---------
later than ninety (90) days following completion of the work.  EBS shall prepare a budget for the costs associated with such relocation and, except in the event of an emergency, at least thirty (30) days prior to beginning such relocation work provide Customer a copy.  EBS shall provide information and documentation to Customer sufficient to demonstrate the basis for and the proportionate amount of the Relocation Costs chargeable to Customer.  Customer shall pay Customer's proportionate share of such Relocation Costs within thirty (30) days of receipt of the foregoing information

ARTICLE X.                                                  USE OF THE SYSTEM
                                                            -----------------

10.1.    Customer warrants that its use of the IRU Fibers and the System shall comply in all material respects with applicable government codes, ordinances, laws, rules, regulations and restrictions and shall not have an adverse effect on the System or its use.

10.2.    Customer may use the IRU Fibers for any lawful purpose.  EBS agrees and acknowledges that EBS has no right to use the IRU Fibers during the Term.

10.3.    EBS and Customer shall promptly notify each other of any matters pertaining to any damage or impending damage to or loss of the System or any part thereof, that are known to such Party and that could reasonably be expected to affect the System.

10.4.    Customer shall take all reasonable precautions against, and shall assume liability, subject to the terms of this Agreement, for any damage caused by Customer to the fibers used or owned by EBS or third parties.  EBS shall take all reasonable precautions against, and shall assume liability, subject to the terms of this Agreement, for any damage caused by EBS to the IRU Fibers or to fibers or other portions of the System used or owned by third parties.

10.5.    Customer shall not use the IRU Fibers or any portion of the System  in a manner that interferes in any way with or adversely affects the use of the fibers of EBS or third parties within the System or their respective equipment and facilities associated with the Cable or their use of any portion of the System.  EBS shall not use and shall prohibit third parties from using the System or any part of the System in a manner that interferes in any way with or adversely affects Customer's use of the IRU Fibers or Customer's equipment and facilities associated with the
IRU Fibers.

10.6.    EBS and Customer each agree to cooperate with and support the other in complying with any requirements directly applicable to the IRU Fibers by any governmental or regulatory agency or authority.

ARTICLE XI.                                                  INDEMNIFICATION
                                                             ---------------

11.1.    Subject to the provisions of Section 17.3, Customer hereby releases and agrees to indemnify, defend, protect and hold harmless EBS, its Affiliates, and its and their employees, officers, directors, agents, contractors, and shareholders ("Indemnified Persons"), from and against any third party claims, suits, proceedings and actions
("Claims") for:

11.1.1.  Any injury, death, loss or damage to any person, tangible property or facilities of any person or entity
                  (including reasonable attorney fees and costs at trial and appeal) to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of Customer, its officers, directors, employees, agents or contractors in connection with its performance or non-performance under this
                  Agreement;

11.1.2.  Any liabilities or damages (including reasonable attorney fees and costs at trial and appeal) arising out of any violation by Customer of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement;
                  and

11.1.3.  Any liabilities or damages asserted by Customer's telecommunications clients and arising directly or indirectly from any outages, disruptions or interruptions of service in the operation of Customer's
                  IRU Fibers or any failure of such fibers to transmit accurately any message.

11.2.    Subject to the provisions of Section 17.3, EBS hereby releases and agrees to indemnify, defend, protect and hold harmless Customer and its Indemnified Persons from and against any third party Claims for:

11.2.1.  Any injury, death, loss or damage to any person, tangible property or facilities of any person or entity
                  (including reasonable attorney fees and costs at trial and appeal), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of EBS, its officers, directors, employees, agents or contractors in connection with its performance or non-performance under this
                  Agreement;

11.2.2.  Any liabilities or damages (including reasonable attorney fees and costs at trial and appeal) arising out of any violation by EBS of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement; and

11.2.3.  Any failure by EBS to obtain and/or maintain, throughout the Initial Term, all EBS Required Rights reasonably necessary or appropriate to permit Customer to use and enjoy the IRU Fibers, Associated
                  Conduit, and Transmission Sites, as provided herein.  Customer shall be permitted to participate in any such defense at its sole cost and expense, provided it conducts such participation in a manner that does not interfere with EBS' defense.

11.3.    EBS and Customer hereby expressly recognize and agree that each Party's obligation to indemnify, defend, protect and save harmless Indemnified Persons is a material obligation to the continuing performance of the Parties'
other obligations, if any, hereunder.  However, in the event that either EBS or Customer fails for any reason to so indemnify, defend, protect and save harmless, the injured Party's sole remedy in such event shall be the right to bring an arbitration proceeding pursuant to the terms of this Agreement against the other for damages as a result of such failure to indemnify, defend, protect and save harmless.  The obligations of this Section 11.3 shall survive the expiration or earlier termination of this Agreement.  EBS and Customer each affirmatively state and warrant to the other that its indemnity obligation as to property damage or personal injury will be supported by liability insurance to be furnished by it; provided that recovery under or in respect of this indemnity shall not be limited to the
                       --------
proceeds of any such insurance.

11.4.    Nothing contained herein shall operate as a limitation on the right of either EBS or Customer to bring an action for damages against any third party, including indirect, special, or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the IRU
Fibers or the System or any portion thereof; provided, however, the above limitation of liability shall apply to
                                             --------  -------
indirect liability including Claims against third parties who, directly or through one or more other parties, have a right of indemnification, impleader, cross-claim, contribution or other right of recovery against a Party to this
Agreement.  Each of EBS and Customer shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the other to pursue any such action against such third party.

ARTICLE XII.                                                    INSURANCE
                                                                ---------

12.1.    During the Term, the Parties shall each obtain and maintain the following insurance:

12.1.1.  Commercial General Liability Insurance with a combined single limit of $10,000,000 for bodily injury and property damage.

12.1.2.  Worker's Compensation Insurance in amounts required by applicable law and Employers Liability Insurance with limits of $1,000,000 each accident.

12.1.3.  Automobile Liability Insurance with a combined single limit of $2,000,000 for bodily injury and property damage, to include coverage for all owned, non-owned and hired vehicles.

The limits set forth above are minimum limits and shall not be construed to limit the liability of either Party.

12.2.    EBS' insurance policies required above shall be obtained and maintained with companies rated A- or better by
Best's Key Rating Guide; provided however that all or part of the Commercial General Liability Insurance provided by
                         -------- -------
EBS may be provided through a self-insurance program of Enron Corp., EBS' ultimate parent corporation.  All such insurance or self-insurance shall, to the extent of EBS' indemnity obligations under this Agreement, be primary to any other available coverage.  Upon request, EBS shall provide Customer with an insurance certificate confirming compliance with the insurance requirements of this Article XII.  The insurance certificate shall indicate that
Customer shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

12.3.    Unless otherwise agreed, Customer's insurance policies required above shall be obtained and maintained with companies rated A- or better by Best's Key Rating Guide; provided however, that upon approval of EBS, which approval
                                                         -------- -------
will not be unreasonably withheld or delayed, all or part of the Commercial General Liability Insurance to be provided by Customer may be provided through a self-insurance program of Customer or the ultimate parent corporation of Customer.  All such insurance or self-insurance shall, to the extent of Customer's indemnity obligation contained in this Agreement, be primary to any other available coverage. Customer shall provide EBS with an insurance certificate confirming compliance with the insurance requirements in this Article XII.  The insurance certificate shall indicate that EBS shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

12.4.    In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the Party carrying such coverage shall make commercially reasonable efforts to pursue such claim with its carrier.

12.5.    The Parties shall each obtain from the insurance companies providing the coverage required by this Agreement a waiver of all rights of subrogation or recovery in favor of the other Party and, as applicable, its parent corporation, shareholders, affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement.

ARTICLE XIII.                                 TAXES AND FRANCHISE; LICENSE AND PERMIT FEES
                                              --------------------------------------------

13.1.    Subject to Section 13.2 below, Customer shall be responsible for and pay to any taxing authority any and all sales, use, income, gross receipts, excise, transfer, ad valorem or other taxes, and any and all franchise fees or similar fees ("Assessments") (excluding income taxes (or gross receipts taxes in lieu of income taxes) of EBS resulting from this transaction), assessed against Customer due to (i) its ownership (consistent with Section 2.3) of an IRU, (ii) its use of the IRU Fibers, including the providing of services over the IRU Fibers, (iii) its lease or use of any portion of the System, (iv) its ownership, lease or use of facilities connected to the IRU Fibers, or (v)
the sale to Customer of the IRU Fibers and the Associated Conduit.

13.2.    Subject to Section 13.1 above, EBS shall be responsible for and pay to any taxing authority any and all
Assessments assessed against it due to its construction, ownership (consistent with Section 2.3) or use of the
System, including providing services over the System, or its ownership or use of facilities connected to the System.

13.3.    In the event that EBS is assessed for any Assessments related to Customer's ownership of an IRU or
Customer's use of the IRU Fibers or any portion of the System which may not feasibly be separately assessed, EBS, within thirty (30) days of receipt of an invoice therefor, shall provide information and documentation to Customer sufficient to demonstrate the basis for the Assessments and the amount and due date for payment of the Assessments.
In addition, EBS shall provide Customer with all information reasonably requested by Customer with respect to any such Assessments.  After such thirty (30) day period, EBS, in it sole discretion, may pay such Assessment and invoice
Customer for reimbursement, provided that EBS will not pay such Assessment if Customer objects and bonds or otherwise takes action such that EBS' failure to pay such Assessment will not result in a lien on any portion of the System or result in any forfeiture of title. If Customer does not object and EBS makes such payment, Customer shall reimburse
EBS for such payment within ten (10) days of receipt of EBS' invoice.  Notwithstanding such payment by EBS, Customer, at its option, shall have the right at its sole cost to contest any such Assessments and EBS will reasonably cooperate with Customer in pursuing any such contest; provided that Customer shall have reimbursed EBS for such
                                                      --------
Assessments.  In the event EBS, in its sole discretion, elects to not pay such Assessment, it shall so notify
Customer.  Customer, at its option, may pay the Assessments, or contest the payment; provided, that such contest
                                                                                     --------
shall be resolved or such Assessments shall be paid so as to prevent any forfeiture of rights or property or the imposition of any lien on the System.

ARTICLE XIV.                                                SYSTEM WARRANTIES
                                                            -----------------

14.1.    Beginning on the Effective Date, and ending twelve months thereafter, EBS shall warrant that the IRU Fibers shall comply with all applicable specifications set forth in this Agreement.  If, within such warranty period,
Customer discovers that the IRU Fibers do not so comply, Customer shall provide written notice of such fact to EBS, and within fifteen (15) days of receipt of written notice of such defect, EBS shall inspect such IRU Fibers and promptly thereafter, at no cost to Customer, correct any such defect or notify Customer of EBS' disagreement as to any defects recited in Customer's notice.  EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS SECTION OR THE
REPRESENTATIONS, WARRANTIES, COVENANTS AND CONDITIONS OF THIS AGREEMENT, EBS MAKES NO WARRANTY TO CUSTOMER OR ANY
OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE INSTALLATION, DESCRIPTION, QUALITY,
MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE CABLE OR ANY FIBERS OR ANY SERVICE OR FACILITY
PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND
DISCLAIMED.

14.2.    Customer's sole and exclusive remedy for breach of the foregoing warranty shall be repair and replacement, at EBS' expense, of the portion of the IRU Fibers found to be defective.  In no event shall EBS be liable to Customer for any indirect, exemplary, special or consequential damages, including but not limited to lost profits or the cost of providing or obtaining alternative service.

14.3.    In procuring and obtaining materials for the installation of the System, EBS has used reasonable efforts to obtain from the vendors and suppliers thereof, for the mutual benefit of Customer and EBS, warranties that such materials are:  (a) of the kind and quality described in the purchase order or supply contract; (b) free of defects in workmanship, material, design and title; (c) of good and merchantable quality; and (d) where appropriate, fit for their intended purpose.  In addition, EBS has attempted to obtain standard warranty periods for all System materials, and shall use reasonable efforts to obtain longer warranty periods, if such extended warranties do not materially increase the cost of such materials.  In no event shall EBS be deemed to have guaranteed to procure any such warranties or to guarantee such warranties as were procured from vendors or suppliers. Without in any way limiting
Section 14.1 above, or this Section 14.2, to the extent that any manufacturer's warranties can be lawfully assigned or otherwise made available to Customer, EBS will (provided it is without detriment to EBS' rights under or with
                                                   --------
respect to such warranties) cooperate and assist Customer, at Customer's sole cost and expense, with respect to any claim that Customer may assert against the manufacturer under such warranties, including such reasonable actions as may be necessary to assign or otherwise make available to Customer the right to make such claims.

14.4.    In the event any maintenance or repairs to the System  are required as a result of a breach of any warranty made by any manufacturer, contractor or vendor, EBS shall pursue any remedies it may have against such manufacturer, contractor or vendor, and EBS shall reimburse Customer for any maintenance or repair costs that Customer has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor has paid such costs;
provided that:  (a) EBS shall be entitled to reduce such amount recovered from the manufacturer, contractor or vendor
--------
by legal and collection costs incurred; and (b) EBS shall have the right to prorate such amount so recovered (as so reduced) among Customer, itself and other parties, based on IRU or fiber ownership.

ARTICLE XV.                                                      NOTICE
                                                                 ------

15.1.    Unless otherwise provided in this Agreement, all notices and communications concerning this Agreement shall be in writing and addressed to the other Party as follows:

If to Customer    :        Pathnet Operating, Inc.
                           11720 Sunrise Valley Drive
                           Reston VA 20191
                           Attn: Senior Vice President, Operations
                           Attn:  General Counsel

If to EBS:                 Enron Broadband Services, Inc.
                           Attn.: Vice President, Wholesale Origination
                           2100 SW River Parkway., Suite 700
                           Portland, OR 97201
                           Facsimile No.:   (503) 886-0440

with a copy to:            Enron Broadband Services, Inc.
                           Attn: General Counsel
                           1400 Smith Street
                           Houston, TX  77002
                           Facsimile No.:   (713) 646-8537

or at such other address as may be designated in writing to the other Party.

15.2.    Unless otherwise provided in this Agreement, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or by facsimile, (with the original of such notice sent by commercial overnight delivery service) and shall be deemed served or delivered to the addressee at its office on the date of receipt acknowledgment or, if postal claim notices are given, on the date of its return marked
"unclaimed"; provided however, that upon receipt of a returned notice marked "unclaimed," the sending Party shall make
             -------- -------
reasonable effort to contact and notify the other Party by telephone.

ARTICLE XVI.                                                 CONFIDENTIALITY
                                                             ---------------

16.1.    If the Parties have entered into (or later enter into) a confidentiality agreement, the terms of such an agreement shall control and Section 16.2 below shall not apply; provided, however, that if any such confidentiality
                                                                --------  -------
agreement expires or is no longer effective at any time when this Agreement is effective, Section 16.2 below shall be in effect for such periods.

16.2.    In the absence of a separate confidentiality agreement between the Parties, if either Party provides confidential information to the other in writing and identified as such or if in the course of performing under this
Agreement a Party learns confidential information regarding the facilities or plans of the other, the receiving Party shall protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information; provided, however, that the Parties shall each be entitled to provide
                                              --------  -------
such confidential information to their respective directors, officers, members, managers, employees, agents, and contractors ("Representatives"), entities controlling, controlled by or under common control with ("Affiliates") EBS or Customer respectively, or the Representatives of such Affiliates, in each case whose access is reasonably necessary.  Each such recipient of confidential information shall be informed by the Party disclosing confidential information of its confidential nature, and shall be directed to treat such information confidentially and shall agree to abide by these provisions.  In any event, each Party shall be responsible for any breach of this provision by any person to whom that Party discloses confidential information.  Neither EBS nor Customer shall be required to hold confidential any information that:  (a) becomes publicly available other than through the recipient; (b) is independently developed by the disclosing Party; or (c) becomes available to the disclosing Party without restriction from a third party.  These obligations shall survive expiration or termination of this Agreement for a period of two
(2) years.

16.3.    Notwithstanding Sections 16.1 and 16.2 above, confidential information shall not include information disclosed by the receiving Party as required by applicable law or regulation; provided, however, that the information
                                                                              --------  -------
disclosed is limited to the existence and general nature of the relationship between EBS and Customer, including, as required, the scope, approximate revenues, purposes and expectations related to such relationship and a description of any disputes relating thereto and the disclosing Party uses reasonable efforts to provide the other Party with written notice of such potential disclosure, prevent such disclosure, and provide the other Party with a reasonable opportunity to secure the confidential protections thereof.  Notwithstanding the foregoing, this Agreement may be provided to any governmental agency or court of competent jurisdiction to the extent required by applicable law.

16.4.    Neither Party shall use the name, tradename, servicemark or trademark of the other, nor issue any press releases regarding this Agreement or the terms and conditions of this Agreement or use the other Party's name in any promotional or advertising material without the prior written consent of such Party.

ARTICLE XVII.                                       DEFAULT; LIMITATION OF LIABILITY
                                                    --------------------------------

17.1     EBS shall not be in default under this Agreement unless and until Customer shall have given EBS written notice of such default and, in the case of defaults other than a failure to respond to service-affecting situations as set forth in Exhibit E, EBS shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such default cannot reasonably be cured within such thirty (30) day period, if
        --------  -------
EBS shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for a period as long as necessary to effect such cure; provided, further, that failure to pay any amounts due hereunder shall be a default if not cured within ten (10) days after written notice specifying such failure.  Events of default shall include, but not be limited to: (a) the breach by EBS of any material term, covenant or condition of this Agreement; (b) the making by EBS of a general assignment for the benefit of its creditors; (c) the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against EBS that is not dismissed within ninety (90) days thereafter; (d) the filing by EBS of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief, or (e) the failure of EBS to pay any sums owing by EBS to
Customer.  Any event of default by EBS may be waived under the terms of this Agreement at Customer's option, but no default by EBS shall be deemed waived by Customer unless such waiver is evidenced by a written document executed by
Customer.  Upon the failure by EBS to timely cure any such default after notice thereof from Customer, Customer may:
(i) take such action as Customer determines, in its sole discretion, to be necessary to correct the default; and (ii)
subject to Section 17.3 below and the provisions of Article XIX of this Agreement, pursue any legal remedies it may have under applicable law or principles of equity relating to such breach.  Notwithstanding the above, if EBS certifies to Customer in writing that a default has been cured, such default shall be deemed to be cured unless
Customer otherwise notifies EBS in writing within fifteen (15) days of receipt of such notice from EBS; provided,
                                                                                                        --------
however, that this provision shall not apply to a default with respect to the payment of money.
--------

17.2     With respect to any breach or failure to perform by Customer under this Agreement, Customer shall not be in default under this Agreement unless and until EBS shall have given Customer written notice of such default and
Customer shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however,
                                                                                                  --------  -------
that where such default cannot reasonably be cured within such thirty (30) day period, if Customer shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for a period as long as necessary to cure such default; provided, further, that failure to pay any amounts due hereunder shall be a default if not cured within ten (10) days after written notice specifying such failure; and
provided, further, that no cure period shall be permitted in connection with a default that materially interferes with service on the System or otherwise materially and adversely affects the integrity of the System.  Events of default shall include, but not be limited to:  (a) the breach by Customer of any material term, covenant or condition of this Agreement; (b) the making by Customer of a general assignment for the benefit of its creditors; (c) the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against Customer that is not dismissed within ninety (90) days thereafter; (d) the filing by Customer of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief; or (e) the failure of Customer to pay any sums owing by Customer to EBS.
Any event of default by Customer may be waived under the terms of this Agreement at EBS' option, but no default by
Customer shall be deemed waived by EBS unless such waiver is evidenced by a written document executed by EBS.  Upon the failure by Customer to timely cure any such default after notice thereof from EBS, EBS may:  (i) take such action as it determines, in its sole discretion, to be necessary to correct the default; and (ii) subject to Section 17.3 and the provisions of Article XIX of this Agreement, pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if Customer certifies to EBS in writing that a default has been cured, such default shall be deemed to be cured unless EBS otherwise notifies Customer in writing within fifteen (15) days of receipt of such notice from Customer; provided, however, that this provision shall not
                                                                  --------  --------
apply to a default with respect to the payment of money.

17.3     NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES
OR DAMAGES AS A RESULT OF THE PERFORMANCE OR NONPERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, OR ITS ACTS OR
OMISSIONS RELATED TO THIS AGREEMENT, WHETHER OR NOT ARISING FROM SOLE, JOINT OR CONCURRENT NEGLIGENCE OR STRICT
LIABILITY OR OTHERWISE.  THE ABOVE LIMITATION OF LIABILITY SHALL APPLY TO INDIRECT LIABILITY INVOLVING SUITS BROUGHT
AGAINST THIRD PARTIES WHO, DIRECTLY OR THROUGH ONE OR MORE OTHER PARTIES, HAVE A RIGHT OF INDEMNIFICATION, IMPLEADER,
CROSS-CLAIM, CONTRIBUTION, OR OTHER RIGHT OF RECOVERY AGAINST A PARTY TO THIS AGREEMENT (e.g., if an affiliate of
Party A sues Party B's contractor under circumstances in which the contractor has a right of indemnity against Party
B).

17.4     In the event either EBS or Customer fails to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at a rate (unless specifically described elsewhere in this Agreement) equal to twelve (12%) per annum or, if lower, the highest percentage allowed by law.

ARTICLE XVIII.                                                FORCE MAJEURE
                                                              -------------

Neither EBS nor Customer shall be in default under this Agreement with respect to any delay in its performance caused by any of the following conditions (each a "Force Majeure Event"):  (a) act of God; (b) fire; (c) flood; (d) material shortage or unavailability not resulting from the responsible party's failure to timely place orders or take other necessary actions therefor; (e) (lack of or delay in third-party transportation service or access to the System; (f)
delays caused by governmental officials and entities in connection with the compliance by such party with applicable government codes, ordinances, laws, rules, regulations or restrictions (collectively, "Regulations") (but not to the extent the delay caused by such Regulations could be avoided by rerouting the Cable if such a reroute was commercially reasonable); (g) war or civil disorder; or (h) any other cause beyond the reasonable control of such party; provided, however, that with respect to the payment of money this Article XVIII shall excuse failure to pay
       --------  --------
when due for no more than ten (10) days, and interest shall accrue whether or not such failure to pay is so excused.
The party claiming relief under this Article XVIII shall promptly notify the other in writing of the existence of the
Force Majeure Event relied on, the expected duration of the Force Majeure Event, and the cessation or termination of the Force Majeure Event.  The party claiming relief under this Article XVIII shall be entitled to invoke Force
Majeure only for so long as it exercises commercially reasonable efforts to minimize the time for any such delay.

ARTICLE XIX.                                                   ARBITRATION
                                                               -----------

19.1.    Any dispute or disagreement arising between EBS and Customer in connection with this Agreement that is not settled to their mutual satisfaction within the applicable notice or cure periods provided in this Agreement, shall be settled by arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules of the American
Arbitration Association in effect on the date that such notice is given.  Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure.  If EBS and Customer cannot agree on a single arbitrator within fifteen
(15) days after the applicable notice or cure period has expired, EBS and Customer shall each select an arbitrator within such fifteen (15) day period and the two (2) arbitrators shall select a third arbitrator within ten (10)
days.  If the Parties fail to appoint arbitrators or the arbitrators cannot agree on a third arbitrator, then either
Party may request that the American Arbitration Association select and appoint a neutral arbitrator who shall act as the sole arbitrator.  The decision of the arbitrator or arbitrators shall be final and binding upon EBS and Customer and shall include written findings of law and fact, and judgment may be obtained thereon by either EBS or Customer in a court of competent jurisdiction.  EBS and Customer shall each bear the cost of preparing and presenting its own case.  The cost of the arbitration, including the fees and expenses of the arbitrator or arbitrators, shall be shared equally by EBS and Customer unless the award otherwise provides.  The arbitrator or arbitrators shall be instructed to establish procedures such that a decision can be rendered within sixty (60) days of the appointment of the arbitrator or arbitrators.  In no event shall the arbitrator or arbitrators have the power to award any damages for lost or prospective profits, or any other special, punitive, exemplary, consequential, incidental or indirect losses or damages as a result of the performance or nonperformance of its obligations under this Agreement, or its acts or omissions related to this Agreement, whether or not arising from sole, joint or concurrent negligence, strict liability, or otherwise, regardless of whether such damages may be available under applicable law.  EBS and Customer hereby waive their rights, if any, to recover any such damages, whether in arbitration or litigation.

19.2.    The obligation to arbitrate shall not be binding upon any Party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute or to enforce a judgment awarded at arbitration.

ARTICLE XX.                                                      WAIVER
                                                                 ------

The failure of either EBS or Customer to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

ARTICLE XXI.                                                  GOVERNING LAW
                                                              -------------

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New
York without reference to its choice of law principles.

ARTICLE XXII.                                             RULES OF CONSTRUCTION
                                                          ---------------------

22.1.    The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content.  Words in this Agreement that import the singular connotation shall be interpreted as plural, and words that import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

22.2.    Unless expressly defined herein, words having well-known technical or trade meanings shall be so construed.

22.3.    Except as set forth to the contrary herein, any right or remedy of EBS or Customer shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

22.4.    Except as provided in Article 11, nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

22.5.    This Agreement has been fully negotiated between and jointly drafted by EBS and Customer and in any interpretation of this Agreement no rule which construes ambiguities against the drafting party shall be applied.

22.6.    In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions
                                                                                              -------
of this Agreement shall prevail and such Exhibits shall be corrected accordingly.
                                         --------

22.7.    All actions, activities, consents, approvals and other undertakings of the Parties in this Agreement shall be performed in a reasonable and timely manner.  Except as specifically set forth herein, the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a Party's performance is reasonable and timely.

ARTICLE XXIII.                                                 ASSIGNMENT
                                                               ----------

23.1.    Subject to Section 2.3, following the Effective Date, Customer may sell, lease, assign or swap an IRU in, or otherwise lease, license, or permit the use of, the IRU Fibers.  Except as set forth in this paragraph, Customer may not assign or otherwise transfer this Agreement or its rights or obligations hereunder to any other party without the prior written consent of EBS, which consent shall not be unreasonably withheld; provided, however, any such assignee
                                                                                --------  -------
or transferee shall agree in writing to be bound and abide by this Agreement.  If such consent is given, Customer shall remain fully and primarily liable for all obligations under this Agreement.  Customer shall have the right, without EBS' consent, to assign or otherwise transfer this Agreement as collateral to any lender, or to any Affiliate of Customer, or to any corporation that purchases all or substantially all of the assets of Customer; provided,
                                                                                                      --------
however, that:  (a) any such assignment or transfer shall be subject to EBS' rights under this Agreement and any
-------
assignee or transferee shall continue to perform Customer's obligations to EBS under the terms and conditions of this
Agreement; and (b) such assignee or transferee shall agree in writing to be bound and abide by this Agreement.  In the event of any permitted partial assignment of any rights hereunder or in any IRU Fibers, Customer shall remain the sole point of contact with EBS.

23.2.    EBS may not assign or otherwise transfer this Agreement or its rights or obligations hereunder to any other party (except to a wholly-owned subsidiary of EBS, the corporate parent of EBS, or a wholly-owned subsidiary of the corporate parent of EBS) without the prior written consent of Customer, which consent shall not be unreasonably withheld.  EBS shall have the right, without Customer's consent, to assign or otherwise transfer this Agreement as collateral to any institutional lender or to any Affiliate of EBS, or to any entity into which EBS may be merged or consolidated or that purchases all or substantially all of the assets of EBS; provided, however, that:  (a) any such
                                                                              --------  -------
assignment or transfer shall be subject to Customer's rights under this Agreement and any assignee or transferee shall continue to perform EBS' obligations to Customer under the terms and conditions of this Agreement; and (b) such assignee or transferee shall agree in writing to be bound and abide by this Agreement.  In the event of any permitted partial assignment of any rights hereunder or in any fibers in the Cable, EBS shall remain the sole point of contact with Customer.

23.3.    This Agreement and the rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of EBS and Customer and their respective permitted successors and assigns.

ARTICLE XXIV.                                        REPRESENTATIONS AND WARRANTIES
                                                     ------------------------------

24.1.    Each Party hereto represents and warrants to the other that:

24.1.1.  It has the full right and authority to enter into, execute, deliver and perform its obligations under this
                  Agreement;

24.1.2.  It has taken all requisite corporate action to approve the execution, delivery and performance of this
                  Agreement;

24.1.3.  This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms; and

24.1.4.  Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

24.2.    Neither Party shall cause or permit the Cable or the System  or any portion thereof to become subject to any material mechanics lien, materialmans lien, vendors lien, or any similar lien whether by operation of law or otherwise; provided, however, that EBS may encumber the System  in a sale and lease-back or similar financing
           --------  -------
transaction in which the purchaser's or creditor's interest in the System  is subordinate to Customer's rights in and to the IRU Fibers and Customer may encumber or assign its rights in the IRU as collateral to a lender or any affiliate of Customer.  In the event either EBS or Customer breaches its obligations in this Section 24.2, it shall immediately notify the other in writing, shall promptly cause such lien to be discharged and released of record without cost to the other, and shall indemnify the other against all costs and expenses (including reasonable attorneys fees and court costs at trial and on appeal) incurred in discharging and releasing such lien; provided
                                                                                                        --------
that:  (a) EBS and Customer shall each have the right to contest such lien or the validity thereof in good faith by appropriate proceeding which shall operate to prevent the collection or foreclosure of the contested lien; and (b)
the contesting party shall cause any such lien to be discharged prior to the commencement of any foreclosure action on such lien.

ARTICLE XXV.                                           ENTIRE AGREEMENT; AMENDMENT
                                                       ---------------------------

         Except as set forth in Section 16.1, this Agreement constitutes the entire and final agreement and understanding between EBS and Customer with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect.  The Exhibits referred to herein are
                                                                                     --------
integral parts hereof and are made a part of this Agreement by reference.  This Agreement may only be modified or supplemented by an instrument in writing executed by duly authorized representatives of EBS and Customer.

ARTICLE XXVI.                                          RELATIONSHIP OF THE PARTIES
                                                       ---------------------------

         The relationship between EBS and Customer shall not be that of partners, agents or joint ventures for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes.  EBS and Customer, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.

ARTICLE XXVII.                                                SEVERABILITY
                                                              ------------

         If any term, covenant or condition in this Agreement shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE XXVIII.                                               COUNTERPARTS
                                                              ------------

         This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

ARTICLE XXIX.                                                 AUDIT RIGHTS
                                                              ------------

29.1     Customer shall have the right to audit EBS' books and records relating to those costs and expenses that EBS, under the terms of this Agreement, seeks reimbursement or contribution therefor from Customer.  EBS shall have the right to audit Customer's books and records relating to those costs and expenses that Customer, under the terms of this Agreement, seeks reimbursement or contribution therefor from EBS.  All audits shall require a minimum of thirty
(30) days prior written notice, may be conducted no more frequently than once in any twelve month period, and shall be performed at the expense of the Party requesting the audit.  An auditing Party shall comply with all reasonable restrictions imposed by the audited Party to minimize any disruption to the audited Party's operations including restrictions to limit the audit to normal business hours.  In no event shall Customer be entitled to audit, review or otherwise have access to the books and records of EBS with respect to the cost of construction of or EBS' use of or transfer of any other fibers, ducts, conduit or other elements of the System.  In no event shall EBS be entitled to audit, review or otherwise have access to the books and records of Customer with respect to Customer's use of or transfer of any IRU Fibers.

29.2     In addition, Customer may review EBS' records relating to any of the EBS Required Rights which have been disputed by third persons or if Customer has a good-faith reason to question whether the underlying rights permit the uses by Customer hereunder.  Such review shall be performed in accordance with the procedures set forth in Section
29.1, and Customer agrees to keep all information so reviewed confidential in accordance with the provisions of
Article XVI.

ARTICLE XXX.                                               CERTAIN DEFINITIONS
                                                           -------------------

The following terms shall have the stated definitions in this Agreement:

 "Affiliates" shall have the definition set forth in Section 16.2 of Article XVI Confidentiality of this Agreement.
                                                                                 ---------------

"Assessments" shall have the definition set forth in Section 13.1 of Article XIII Taxes and Franchise, Licenses and
                                                                                  ----------------------------------
Permit Fees of this Agreement.
-----------

"Associated Conduit" means Customer's undivided interest in the Conduit, calculated pro rata and based upon the ratio of the number of IRU Fibers in the Conduit to the total number of fibers in the Conduit.

"Basic Maintenance Services" means the activities described in Exhibit E attached hereto, including:  (1) general route maintenance, including monthly visual inspections and routine equipment maintenance to be provided on a quarterly basis; (2) disaster restoration; (3) minor relocations (including the first 1000 feet, within the System , per year); (4) replacement and repair up to a gross cost (excluding reimbursements) of $"*" per occurrence.

"Cable" means the optical fiber cable and the Optical Fibers contained therein, and associated splicing connections, splice boxes and vaults, and conduit, to be installed by EBS along the System Route .

"Claims" shall have the definition set forth in Section 11.1 of Article XI  Indemnification of this Agreement.
                                                                            ---------------

 "Conduit" means the conduit along the System Route  in which the IRU Fibers are installed.

 "Connecting Point" means the point where the network or facilities of Customer connect to the System.  The
Connecting Point may be, but is not limited to:  (1) the fiber optic patch panel, if the connection is made in an existing building; (2) a splice in the "meet me" vault; or (3) a splice point at a hand hole or similar break in the
Cable.

"Damage or Deterioration" shall have the definition set forth in Section 7.6 of Article VII Operation, Maintenance,
                                                                                            ------------------------
and Repair of the System of this Agreement.
------------------------

"Deliverables" shall have the definition set forth in Article V System Documentation of this Agreement.
                                                                --------------------

"EBS Required Rights" shall have the definition set forth in Section 8.1 of Article VIII Permits and Required Rights
                                                                                         ----------------------------
of this Agreement.

"Effective Date" means the date first given in the opening paragraph of this Agreement.

"Fiber Acceptance Testing" means the fiber acceptance testing described in the Partial Assignment.

"Force Majeure Event" shall have the definition set forth in Article XVIII Force Majeure of this Agreement.
                                                                           -------------

"Indefeasible Right of Use" or "IRU" means an unrestricted indefeasible right to use the IRU Fibers, as granted by this Agreement, provided however, that granting of such IRU does not convey ownership of the fibers.
                -------- -------

"Indemnified Persons" shall have the definition set forth in Section 11.1 of Article XI  Indemnification of this
                                                                                         ---------------
Agreement.

"Initial Term" shall have the definition set forth in Section 6.1 of Article VI  Term and Termination.
                                                                                 --------------------

"IRU Fibers" means the four (4) optical fibers, including four (4) non-zero dispersion shifted Lucent Truewave RS
Optical Fibers from Denver to Dallas, and from Austin to Houston, and four (4) Lucent single-mode fibers, along the
System Route in which EBS, pursuant to this Agreement, grants to Customer an exclusive IRU.

"Optical Fibers" means the dark optical fibers in the Cable as described in Exhibit B.
                                                                            ---------

 "Regulations" shall have the definition set forth in Article XVIII Force Majeure of this Agreement.
                                                                    -------------

"Relocation Costs" means actual and related costs including, without limitation, the following:  (1) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of:  (a) the percentage EBS allocates to its internal projects; and (b) thirty percent
(30%)); (2) travel costs incurred by EBS or by its employees and reimbursed in accordance with EBS policies and
Internal Revenue Service regulations (such as  air fare, personal automobile mileage, lodging, meals); and (3) other direct costs and out-of-pocket expenses on a pass-through basis (such as equipment, materials, supplies and contract services).  All costs shall be computed in accordance with generally accepted accounting principles.

"Representative" shall have the definition set forth in Section 16.2 of Article XVI Confidentiality of this Agreement.
                                                                                    ---------------

"R of W Agreements" means all agreements with right of way owners, property owners, utilities, government entities or other parties that EBS must reasonably obtain in order to have access to or the authority to undertake the activities on the System Route .

 "Service Interruption" means, with respect to the IRU Fibers, any interruption in service, failure, disrepair, impairment or other need for repair or restoration of the IRU Fibers.

"System" means the EBS dark-fiber optic communications systems including the Cable and Conduit and Transmission
Sites, to be deployed by EBS along the System Route.

"System Route" means the corridor in which the Cable for the System has been or will be deployed as depicted in
Attachment 1.  The actual route may deviate from that set forth on Attachment 1; provided, however, that EBS shall
                                                                                 --------  -------
construct the System such that it traverses through or has drop points to each city and terminates at the end points set forth on Attachment 1.

"Term" shall have the meaning stated in Section 6.1 of Article VI  Term and Termination.
                                                                   --------------------

"Transmission Site" shall mean the optical amplifier sites, regenerator station sites, junction sites, or points-of-presence performing the same function as regeneration stations or junctions at certain locations along the
System Route .

IN WITNESS WHEREOF, EBS and Customer, confirming their consent to the terms and conditions contained in this
Agreement and intending to be legally bound hereby, have executed this Agreement as of the Effective Date.

Enron Broadband Services, Inc.

By:   /s/ E. Ted Sietz
    ---------------------------------------------------------------------------------------------

Name: E. Ted Sietz
     ------------------------------------------------------------------------------------------

Title: Vice President
     ---------------------------------------------------------------------------------------------

Pathnet Operating, Inc.

By:   /s/ William R. Smedberg V
    ---------------------------------------------------------------------------------------------

Name:    William R. Smedberg V
     ---------------------------------------------------------------------------------------------

Title: Vice President
     ---------------------------------------------------------------------------------------------